UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________________________________
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 26, 2016
  ______________________________________________________

NATURAL RESOURCE PARTNERS L.P.
(Exact name of registrant as specified in its charter)
  ______________________________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-31465 (Commission File Number)	35-2164875 (I.R.S. Employer Identification No.)
1201 Louisiana St., Suite 3400 Houston, Texas (Address of principal executive offices)		77002 (Zip code)

Registrant’s telephone number, including area code: (713) 751-7507
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 26, 2016, the Board of Directors of GP Natural Resource Partners LLC, the general partner of NRP (GP) LP, the general partner of Natural Resource Partners L.P. (the “Partnership”) adopted the Natural Resource Partners L.P. 2016 Cash Long-Term Incentive Plan (the “Plan”) and adopted forms of award agreements thereunder. Under the award agreements adopted pursuant to the Plan, the Partnership’s officers and employees are eligible to receive two types of cash incentive awards: (1) time-based awards that will vest 50% in February 2017 and 50% in February 2018, and (2) performance-based awards that will generally vest 50% upon the repayment, refinancing or rollover of the Opco revolving credit facility that matures in October 2017 and 50% upon the repayment, refinancing or rollover of NRP’s 9.125% Senior Notes due October 2018, in each case as determined by the Board and depending upon the continued employment of the applicable executive officer. Up to an additional 100% of the amount of the performance-based awards may be awarded to the executive officers in the sole discretion of the Board after considering additional performance criteria including, but not limited to, NRP’s common unit price, projected EBITDA, and leverage ratio.

This description is qualified in its entirety by the Plan and forms of award agreements attached hereto as Exhibits 10.1, 10.2 and 10.3.

Item 9.01     Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description

10.1	Natural Resource Partners L.P. 2016 Cash Long-Term Incentive Plan
10.2	Form of Long-Term Incentive Award Agreement
10.3	Form of Long-Term Performance Award Agreement

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P.

	By:	NRP (GP) LP
its General Partner
	By:	GP Natural Resource Partners LLC
its general partner

Date: February 26, 2016	By:	/s/ Kathryn S. Wilson
Kathryn S. Wilson
Vice President and General Counsel